/Berenberg Bank Logo/

Confidential!	400 years
Suresh Capital Maritime Partners	Experience builds
Germany GmbH	the future
Garrelstraße 14
26789 Leer

Stefan Bülau	Phone	+49 40 350 60-743	04 May 2007
International Shipping	Fax	+49 40 35 21 32
Department	E-Mail	Stephan.Buelau@Berenberg.de

Amendment Agreement No. 2 to the Credit Facility dated 29 November 2006 and the Amendment Agreement No. 1 dated 13 March 2007

Dear Sirs,

We refer to our general loan agreement dated 29 November 2006 and the Amendment Agreement No. 1 dated 13 March 2007 and are pleased to provide this Amendment Agreement No. 2 based on our General Business Conditions.

This Amendment Agreement No. 2 is made the 04th day of May 2007 and between

1)	Suresh Capital Maritime Partners Germany GmbH as borrower (the “Borrower”);

2)	III to I Maritime Partners Cayman I, LP as pledgor (the “Pledgor”) and

3)	Joh. Berenberg, Gossler & Co. KG as lender (the “Lender”)

Neuer Jungfernstieg 20 - 20354 Hamburg (Germany)
Phone +49 40 350 60-0 - Fax +49 40 35 21 32  - info@berenberg.de – Telex 215 781
Head office:  Hamburg Amßgericht Hamburg HRH 42659

/Berenberg Bank Logo/

Amendment Agreement No. 2	Page 2 04 May 2007

WHEREAS:

By loan agreement dated 29 November 2006 and the Amendment Agreement No. 1 (together the “Loan Agreement”) made between the Lender and the Borrower and acknowledged by the Pledgor, the Lender agreed to make available to the Borrower a loan facility in the amount of up to EUR 37,300,000.00 as a partial pre-delivery financing of four (6) Anchor Handling Tugs.

IT IS HEREBY AGREED AS FOLLOWS:

1.	DEFINITIONS

Capitalized terms not defined herein shall have the same meaning as defined in the Loan Agreement.

2.	AMENDMENTS

2.1	The following Clauses and/or Sub clauses shall be amended as follows:

2.1.1	Credit Amount
Up to the maximum of EUR 50,300,000.00 (written in full: Euros fifty million three hundred thousand 0/100) including all accrued interest during the lifetime of the loan.

2.1.2	Purpose

Partial pre-delivery financing of twelve (12) Anchor Handling Tugs (each a “Vessel”).  Furthermore the financing of so called soft costs up to the amount of EUR 750,000.00 (written in full: Euros seven hundred fifty thousand 0/100) per Vessel.

2.1.3	Terms – Sub Clause II
We will keep those Tranches available to you until the date of the delivery of the relevant Anchor Handling Tug but in no case longer than up to 30 September 2010.  At the end of the term all outstanding principal plus accrued interest and costs shall be immediately due for repayment.

2.2	All other Clauses of the Loan Agreement shall remain unchanged.

/Berenberg Bank Logo/

Amendment Agreement No. 2	Page 3 04 May 2007

3.	This Agreement shall enter into effect upon

3.1
payment by the Borrower of an amendment fee in the amount of EUR 15,000.00 . The Borrower instructs the Lender to debit such amendment fee to its account no. 00-52751-005 maintained with the Lender; and

3.2	amendment of the Pledge Agreement dated 04 May 2007, duly signed on behalf of the Pledgor, according to which the repayment of the increased credit amount is secured by the pledge of accounts. ..

Yours faithfully

Joh. Berenberg, Gossler & Co. KG

/S/	/S/
(Speer)	(Schultheis)

Accepted:

Place/date	(Suresh Capital Maritime Partners Germany GmbH)
5/4/07	/S/

Acknowledgement:

We, the Pledgor, acknowledge and agree by signature with the contents of this Amendment Agreement and confirm having received one copy of it for our files.

Place/date	(III to I Maritime Partners Cayman I, LP)
5/4/07	/S/